Exhibit 99.1

NEWS RELEASE

STEWART INFORMATION SERVICES CORP. P.O. Box 2029 Houston, Texas 77252-2029	CONTACT John Chattaway, Stewart Media Relations (281) 380-8377; mediarelations@stewart.com

Stewart Strengthens Real Estate Services Portfolio by Announcing its Intent to Acquire Mortgage Contracting Services (MCS)

HOUSTON (November 7, 2025) – SISCO Holdings, LLC, a Delaware company wholly owned by Stewart Information Services Corporation (NYSE:STC) today announced its entry into an agreement to acquire the mortgage services of Mortgage Contracting Services (MCS), a property preservation services provider. As part of the agreement, Stewart will acquire all the operations and technology supporting mortgage servicers and lenders in their property preservation efforts.

“We are pleased to announce our intent to acquire MCS and look forward to being able to offer property preservation which supports default servicing as a new service for our lender and servicer customers,” said Fred Eppinger, Stewart CEO. “This acquisition confirms our dedication to bettering our lender services and allows us to introduce our products and services to a broader audience of customers. MCS is a well-respected leader in the industry, and our shared vision of excellence makes MCS a perfect addition to our Real Estate Solutions business.”

“MCS has built a reputation over nearly four decades as an award-winning property services provider, trusted by industry leaders across all markets,” said Chad Mosley, President of Mortgage Services, MCS. “Our commitment to providing our customers with the highest level of service backed by leading technology-driven solutions has enabled us to protect and preserve communities nationwide. By joining Stewart, we are aligning with a company that is one of the oldest and most respected in the industry and together, we are poised to elevate the mortgage service standards and deliver meaningful impact across the property services industry.”

“Stewart Lender Services has thoughtfully built a portfolio of services, solutions, and technologies these last few years to support lenders and servicers with lead generation, valuation, origination, and underwriting to closing services,” said Beth Fowler, President of Stewart Lender Services. “I’m thrilled to welcome the MCS team and am excited that with MCS we are adding another complementary and core capability that’s critical to the mortgage ecosystem. We look forward to supporting MCS’s momentum, innovation, and collaboration with current and future customers.”

The transaction is expected to close before the end of year and is subject to customary closing conditions and the expiration or termination of the waiting period under the Hart-Scott-Rodino (HSR) Antitrust Improvements Act of 1976.

The purchase price is $330 million and will be funded with available company resources. The company expects that the transaction will be immediately accretive. The newly acquired division of MCS will continue operating as a standalone company. Troutman Pepper Locke served as outside counsel to Stewart. Macquarie Capital served as the exclusive financial advisor to MCS and BakerHostetler as its legal advisor.

About Stewart
Stewart (NYSE-STC) is a global real estate services company, offering products and services through our direct operations, network of Stewart Trusted Providers™ and family of companies. From residential and commercial title insurance and closing and settlement services to specialized offerings for the mortgage industry, we offer the comprehensive service, deep expertise and solutions our customers need for any real estate transaction. At Stewart, we are dedicated to becoming the premier title services company and we are committed to doing so by partnering with our customers to create mutual success. Learn more at stewart.com.

ST-IR

Cautionary statement regarding forward-looking statements. Certain statements in this press release are "forward-looking statements", including statements related to Stewart's future business plans and expectations, including our plans to consummate the acquisition and the potential impact of the acquisition on our business. Forward-looking statements, by their nature, are subject to various risks and uncertainties that could cause our actual results to differ materially. Such risks and uncertainties include the satisfaction of necessary closing conditions, as well as a number of other risk and uncertainties discussed in detail in our documents filed with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2024, and if applicable, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q, and our Current Reports on Form 8-K filed subsequently. We expressly disclaim any obligation to update, amend or clarify any forward-looking statements contained in this press release to reflect events or circumstances that may arise after the date hereof, except as may be required by applicable law.

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